Expedia Group Announces CEO Transition Plan
Ariane Gorin, President of Expedia for Business, to Succeed Peter Kern as CEO

SEATTLE – Expedia Group today announced the appointment of Ariane Gorin as Expedia Group’s CEO, effective as of May 13, 2024. Ms. Gorin will succeed Peter Kern, who has served as the Company’s CEO since 2020. After completing his contract as CEO, Mr. Kern will continue to serve as the Company’s Vice Chairman and member of the Board of Directors, working closely with Ms. Gorin to ensure a smooth transition. Ms. Gorin has also been elected to serve on the Company’s Board of Directors.

Ms. Gorin has held various executive roles at Expedia Group since 2013, most recently as President of Expedia for Business, where she delivered outstanding financial results including B2B revenue growth of 33% in 2023 vs. 2022. As President of Expedia for Business, Ms. Gorin led the Company’s global supply partner group, advertising business, and B2B partner network that powers many leading global brands with travel tech.

“Ariane Gorin is a superb executive that all of us at Expedia Group and our Board have worked with for ten years. We very much wanted an internal candidate to succeed to the CEO position, and following a comprehensive search, the Board determined Ariane was the best candidate given her exemplary leadership,” said Barry Diller, Expedia Group’s Chairman and Senior Executive.

“I am truly honored to have the opportunity to lead Expedia Group as we build on the foundations established by Peter, our leadership team, and our global workforce. Leading our multibillion-dollar B2B business has been an incredible experience and I look forward to even greater growth ahead for the entire Company. It’s an exciting time in the Company’s history, and I’m energized by the opportunities ahead for our employees, travelers, and partners,” said Ms. Gorin.

“I am proud of and grateful to the team we have built at Expedia Group and the tenacity and resilience they demonstrated as we worked through an incredibly ambitious and challenging transformation. We have quite literally reset the Company for the future, and we are in position to lead our industry for decades to come,” said Mr. Kern. “I have had the pleasure of working closely with Ariane for these last four years. She is a proven leader, answering any challenge thrown at her, including most recently as head of our tremendously successful B2B business. As Vice Chairman, I look forward to working closely with Ariane and our leadership team as they continue the momentum we have built and realize on all the opportunity that our transformation has created.”

Mr. Diller continued, “On behalf of the Board, I would like to thank Mr. Kern for his excellent service as CEO since 2020. He not only guided the Company through the supremely challenging pandemic years, but also drove Expedia Group’s organizational and technological transformation.”

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About Expedia Group
Expedia Group, Inc. (NASDAQ: EXPE) brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Our organization is made up of three pillars: Expedia Brands, housing all our consumer brands; Expedia Product & Technology, focused on the group’s product and technical strategy and offerings; and Expedia for Business, consisting of business-to-business solutions and relationships throughout the travel ecosystem.

Expedia Group’s three flagship consumer brands includes: Expedia®, Hotels.com®, and Vrbo®. One Key™ is our comprehensive loyalty program that unifies Expedia, Hotels.com and Vrbo into one simple, flexible travel rewards experience. To enroll in One Key, download Expedia, Hotels.com and Vrbo mobile apps for free on iOS and Android devices. One Key is currently available in the U.S. and will become available globally soon.

For more information, visit www.expediagroup.com. Follow us on Twitter @expediagroup and check out our LinkedIn www.linkedin.com/company/expedia.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Expedia Group’s future outlook and financial performance. These statements are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include without limitation the risks and uncertainties described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as our subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
© 2024 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

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